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                             OEM PURCHASE AGREEMENT



                                    between



                                  SONOMA [LOGO]
                                 SYSTEMS


                                       &


                                    SIEMENS




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                                 CONFIDENTIAL


                             OEM PURCHASE AGREEMENT


                                    between

                         Sonoma Systems Europe Limited
                        51 Eastcheap, London EC3M 1JP,
                                 United Kingdom


                     - hereinafter referred to as "Sonoma" -


                                      and


         Siemens Aktiengesellschaft, Berlin and Munchen, Hofmannstrasse 51,
                                  81359 Munchen,
                           Federal Republic of Germany

                     - hereinafter referred to as "Siemens" -


                  Sonoma and Siemens being the "Parties" hereto.


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TABLE OF CONTENTS


Article 1     Definitions
Article 2     Scope of this Agreement
Article 3     Grant of Rights
Article 4     Documentation
Article 5     Indication of Source
Article 6     Purchase Orders
Article 7     Cancellation
Article 8     Forecast
Article 9     Delivery Times/Emergency Orders
Article 10    Delivery of Contractual Products/Late Deliveries
Article 11    Changes to Contractual Products
Article 12    New Products
Article 13    Prices and Terms of Payment
Article 14    Quality Assurance
Article 15    Testing
Article 16    Warranty
Article 17    Technical Approval by Authorities
Article 18    Software Maintenance
Article 19    Spare parts
Article 20    Technical Cooperation
Article 21    Product Planning
Article 22    Patents and Copyrights
Article 23    Product Liability
Article 24    Limitation of Liability
Article 25    Consequential Damages
Article 26    Confidentiality
Article 27    Force Majeure
Article 28    Emergency Manfacturing Rights
Article 29    Term and Termination
Article 30    Provisions after Termination of the Agreement
Article 31    Arbitration
Article 32    Substantive Law
Article 33    Export Regulations
Article 34    Assignment
Article 35    Miscellaneous


Annex 1       Description of Contractual Products
Annex 2       Specifications of Contractual Products
Annex 3       Description of Documentation
Annex 4       Pricing and Discounts
Annex 5       Software Correction Procedure
Annex 6       Maintenance
Annex 7       Intentionally left blank
Annex 8       Emergency Stock

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WHEREAS Sonoma is a manufacturer of hardware and software products.

WHEREAS Siemens desires to market certain products of Sonoma as part of Siemens' own product range.

WHEREAS the parties have agreed that they shall, as soon as possible following the date of this Agreement, negotiate the basis on which Sonoma may develop and license Network Management Integration Software for the Contractual Products, subject to Siemens supplying to Sonoma such technical and other proprietary information as Sonoma shall require for this purpose. Once the parties agree said terms the Network Management Integration Software shall constitute a part of the Contractual Products and shall be supplied as provided for under this Agreement.

NOW THEREFORE the Parties hereto agree as follows:


ARTICLE 1 - DEFINITIONS

1.1 "Contractual Products" means the hardware and software products (including components or portions thereof) listed in Annex 1 as modified or upgraded from time to time by Sonoma. The specifications of the Contractual Products are set forth in Annex 2.

1.2 "Documentation" means the complete documentation related to the Contractual Products, as set forth in more detail in Annex 3 as modified or amended from time to time by Sonoma. Said Documentation, shall be provided, if available, in electronic media (e.g. CD-ROM)

1.3      "Emergency Orders" shall have the meaning as per Article 9.1 and 9.3.

1.4 "End User License" means the terms and conditions on which the Software is to be licensed by Siemens or its Subsidiary Companies to its customers in compliance with the provisions of this Agreement.

1.5 "Software" means the software programs listed in Annex 1 in machine readable format which run on the hardware of the Contractual Products.

1.6 "Source Code" means the Software in a human readable, well-known commonly used programming language, and shall include flow charts, program-


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         mer's notes, information regarding programmer's tools, as well as test programs and test documentation.

1.7 "Subsidiary Company" means any company which is owned or controlled directly or indirectly by a Party hereto as to fifty percent (50%) or more of the issued share capital and/or voting rights.


ARTICLE 2 - SCOPE OF THIS AGREEMENT

This Agreement shall govern the terms and conditions under which Siemens shall purchase, and Sonoma shall supply Siemens with Contractual Products and relevant Documentation and provide the services in accordance with the terms and conditions of this Agreement.


ARTICLE 3 - GRANT OF RIGHTS

3.1      HARDWARE OF CONTRACTUAL PRODUCTS

         Siemens shall have the non-exclusive, non-assignable, non-transferable right to market or have marketed through its Subsidiary Companies and other sales outlets the hardware of Contractual Products under any trade name or trade mark it may choose throughout the world, except for trade names or trade marks belonging to Sonoma.

         The term "market" shall comprise sale, lease and other forms of disposal.

3.2      SOFTWARE

3.2.1 Sonoma hereby grants to Siemens the following non-exclusive, non-assignable, non-transferable, worldwide (and perpetual) licenses:

         (a) a license to use the Software in connection with the installation, commissioning, testing and operation of such quantities of Contractual Products; as Siemens purchases from Sonoma.

         (b) a license to sublicense the Software to its Subsidiary Companies and other sales outlets and to the end-user-customers of Contractual Products


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               only in such quantity as purchased from Sonoma.

         (c) a license to allow Siemens' Subsidiary Companies and other sales outlets the right to sublicense the Software to their end-user customers of Contractual Products only in such quantity as purchased from Sonoma.

         (d) a license to copy, or have copied, the Software for incorporation into the hardware of Contractual Products marketed in accordance with Section 3.1 above;

         (e) In the event Siemens customers require a deposit of the Source Code in Escrow pursuant to a license agreement between Siemens and the customer, Sonoma shall provide a copy of the Source Code to the Escrow Agent to comply with Siemens customer's requirements.

3.2.2 In addition to the rights granted under Section 3.2.1 above Siemens and its Subsidiary Companies and other sales outlets shall have the right to entitle the end-user customers to transfer the Software licenses granted to them in connection with a transfer of the Hardware subject to the terms of the End User Licence.

3.2.3 Siemens acknowledges that the Software, the Documentation and the Source Code contain valuable confidential and proprietary information and trade secrets of Sonoma or its licensors which have not been published or otherwise placed in the public domain.

3.2.4 The ownership in the Software shall remain with Sonoma or its licensors.

3.2.5 When copying Software, Siemens shall reproduce all alphanumeric identification characters and copyright legends of Sonoma or its licensors.

3.2.6 The End user Licences shall provide adequate protection for Sonoma's intellectual property rights in the Contractual Products and shall otherwise be in accordance with this Agreement.

3.3      Siemens agrees that it shall:


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         (a)   not and shall procure that any Subsidiary Companies shall not separate the hardware and software elements of the Contractual Products; and

         (b) Provide in its contracts with its customers a provision to the effect that its customers shall not separate the hardware and software elements of the Contractual Products.

3.4 The CSI Client Software for the Contractual Products, when developed, shall be supplied directly to Siemens by Sonoma. The parties shall negotiate in good faith the terms on which Sonoma shall licence the CSI Client Software to Siemens. Once the parties agree said terms the CSI Client Software shall constitute a part of the Contractual Products and shall be supplied as provided for under this Agreement.

ARTICLE 4 - DOCUMENTATION

4.1 Sonoma shall, upon execution of this Agreement, provide to Siemens a complete set of Documentation free of charge.

4.2 All Documentation shall comply with the latest technical standards of the Contractual Product in question and shall be updated accordingly in case of modifications. Sonoma shall provide Siemens without delay and free of charge all updates regarding the Documentation. This obligation shall apply for such time as Sonoma is providing support to Siemens in accordance with Annex 6.

4.3      Siemens shall be entitled to copy, modify, translate and use
         Sonoma's Documentation. Siemens may attach to such Documentation its own copyright notices and supply any copied, modified or translated Documentation to end-users, Subsidiary Companies and other resellers. Where Siemens is entitled to allow sublicensing, it may sublicense the rights set forth in this paragraph to its resellers and sublicensees.

ARTICLE 5 - INDICATION OF SOURCE

Notwithstanding Sonoma's right to include its own copyright notices in the Software, the Contractual Products and/or the Documentation shall not bear any trademark or other identifying name or symbol pertaining to Sonoma. Siemens shall have the right, to affix, or demand Sonoma subject to Siemens' agreement to pay Sonoma's full costs


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and expenses in doing so (such costs to be agreed in advance by Siemens), to affix to the Contractual Products and/or the Documentation, any trademarks, symbols or part numbers as Siemens may direct.



ARTICLE 6 - PURCHASE ORDERS

6.1 The scope of Sonoma's supply and Siemens' purchase obligation shall depend on the Purchase Orders placed by Siemens in writing and accepted by Sonoma.

6.2      Siemens' Purchase Orders shall include the following:

         -  date of issuance,
         -  purchase order number
         - description of specific Contractual Products (including Siemens' part numbers) and/or Documentation
         -  quantity of Contractual Products to be delivered
         -  price
         -  requested date(s) of delivery
         - delivery address, including any customer delivery address, where relevant
         -  shipping instructions and destination
         -  reference to this Agreement.
         -  Sonoma part number

6.3 Sonoma shall confirm the receipt of a Purchase Order by fax within three working days and shall accept the Purchase Order within one week after receipt.

6.4 Sonoma may reject a Purchase Order for the latest version of the Contractual Products or the preceding version, within one week after receipt only to the extent it exceeds the forecasts as per Article 8 or is otherwise not in conformance with the terms and conditions of this Agreement.

6.5 Acceptance or rejection of a Purchase Order must be sent by fax followed by letter and must be addressed to: Siemens AG/Public Communication


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         Networks Group, BU BN KGC, Mrs. Dudek - Lindner, Fax: +89 722 27027.

6.6 Within one week after receipt of an order Sonoma shall confirm or reject the order in accordance with the foregoing.


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ARTICLE 7 - CANCELLATION

7.1 Siemens shall have the right, pursuant to art.9.2, to postpone delivery on one occasion per Purchase Order for up to [*] calendar days from scheduled delivery thereafter, any further reschedule would be deemed a cancellation).

7.2 Orders may not be cancelled within [*] ([*]) days of the original scheduled delivery date. Orders may be cancelled at any time prior to [*] ([*]) days of the original scheduled date.

7.3 In the event Siemens cancels an order prior to [*] ([*]) days of the original scheduled delivery date, Siemens shall agree to reimburse Sonoma for demonstrated out of pocket costs, including without limitation purchased parts; provided that Sonoma shall in all cases look to mitigate these out of pocket expenses e.g. by otherwise reselling the purchase parts. This shall be the sole liability for Siemens of a cancellation of a purchase order.

7.4 In the event that Siemens cancels an order less than [*] ([*]) days before the scheduled delivery date or following the events describe in Article 7.1, Sonoma shall have the right to invoice Siemens for the full value of the cancelled order.

ARTICLE 8 - FORECAST

On a quarterly basis, Siemens shall provide Sonoma with a non-binding forecast incl. quotation and proposals of its requirements of Contractual Products for the following twelve months period. These forecasts are intended for planning purposes only and shall not be considered as firm commitments to purchase.

ARTICLE 9 - DELIVERY TIMES/EMERGENCY ORDERS

9.1      Delivery times for Contractual Products shall be:

         -  Complete units of Contractual Products:        [*] weeks.
         -  Spare Parts:                                   [*] weeks.
         -  Emergency Orders                               [*] hours


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         after receipt of order by Sonoma except that Sonoma may increase such delivery times in the event that any Purchase Order exceeds the forecasts to be provided under Article 8, such increases to be agreed with Siemens.

         Delivery times for repaired parts of Contractual Products shall be 2 weeks after receipt of faulty parts.

9.2 Siemens may postpone the agreed delivery dates on one occasion per Purchase Order up to [*] calendar days without incurring any liability, however, Sonoma shall be notified of such postponement not later than [*] calendar days prior to the agreed delivery dates.

9.3 Furthermore, Siemens shall be entitled to place Emergency Orders for minor quantities by giving notice per fax.

9.4 Sonoma agrees to maintain an Emergency Stock of product as set out in Annex 8 in order to meet its obligations relating to Emergency Orders in this Articles 9.

         In the event the Emergency Stock is insufficient to meet the required quantities resulting under articles 9, 15 and 16, Sonoma shall use its best efforts to expedite the required product.

         This Article however shall not serve to limit Siemens Emergency Manufacturing Rights in Article 28.

ARTICLE 10 - DELIVERY OF CONTRACTUAL PRODUCTS/LATE DELIVERIES

10.1     Delivery shall be effected according to FCA Incoterms 1990.

10.2 Sonoma shall place identification numbers on all parts of the Contractual Products for inventory record keeping purposes. Sonoma shall shall keep records of its shipments and the related identification numbers. The identification numbering system shall convey to Siemens the parts identification and the functional and correction level of the respective part.


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10.3     Each delivery shall be accompanied by appropriate shipping papers.
         All shipping documents and/or invoices must include the Purchase
         Order number and the identification numbers of the shipped Contractual Products.

10.4 Sonoma shall make directdeliveries to customers of Siemens only upon prior written instruction by Siemens.

10.5 The dispatch data (flight number, airwaybill number) of all deliveries shall be notified to Siemens by Sonoma by fax prior to shipment.

         By written notice, Siemens may from time to time indicate to Sonoma a specific carrier or carriers or means of transportation or routing, and Sonoma shall comply with such directions. If Siemens fails to indicate a specific carrier, Sonoma shall arrange appropriate transportation.

10.6 Risk of loss or damage shall pass according to FCA, Incoterms 1990. Title shall pass with handing over the Contractual Products to the freight carrier.

10.7 In the event of Sonoma's delay in delivery of Contractual Products, more than [*] days beyond the times set forth in Section 9.1 above, except by reasons of Force Majeure, Siemens shall be entitled to a payment in the amount of [*]% ([*] percent) of the purchase price for each calendar day the Contractual Products are delayed up to a maximum amount of [*]% ([*] percent).

         In the event the delay exceeds [*], Siemens shall, in addition to the aforestated rights, be entitled to cancel the order wholly or in part without incurring any liability.

         Article 10.7 sets out Sonoma's entire liability and Siemens' sole remedy for delays in delivery of Contractual Products under this Agreement.

10.8 Should circumstances arise that may result in a delayed delivery by Sonoma, Sonoma shall promptly notify Siemens of such circumstances.


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ARTICLE 11 - CHANGES TO CONTRACTUAL PRODUCTS

11.1 Sonoma is entitled to make non-substantial changes to the Contractual Products at any time without notice to Siemens provided that any such changes do not affect their compliance with the requirements stated in Article 17 and do not affect their form, fitness, functions, safety, reliability, performance and/or maintainability detailed in the specifications set forth in Annex 2 of this Agreement.

11.2 To the extent that any changes which Sonoma wishes to make to the Contractual Products will substantially affect their form, fitness, functions, safety, reliability, performance and/or maintainability, Sonoma shall inform Siemens of any such changes in writing as soon as possible and at least three (3) months prior to the first delivery of modified Contractual Products, provided, however, that unless otherwise agreed, Contractual Products must not be changed insofar as binding orders are already placed.

11.3 Siemens is entitled to request changes to the Contractual Products, e.g., relating to the improvement, reliability or serviceability of the Contractual Products. The Parties shall implement the procedure set out in Article 11.6 and discuss in good faith and agree in writing upon the terms, conditions and costs for such changes. Changes of Contractual Products due to customer fault reports showing epidemic or systematic failures shall be provided by Sonoma subject to the terms of the Contractual Product warranty or the support services, as applicable.

11.4 Changes to Contractual Products which are necessary due to customer requirements shall be implemented by Sonoma subject to terms and conditions to be mutually agreed upon except that Sonoma may refuse to make such changes where it has reasonable technical grounds for doing so.

11.5 Regarding substantial changes as per this Article 11, Sonoma shall at its own expense, and upon Siemens' request, submit to Siemens free of charge two (2) samples of the modified Contractual Products. If Siemens requests additional samples Sonoma will provide such samples at the normal discounted price set out in Annex 4. The costs of delivery of the sample Contractual Products shall be borne by Siemens.


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11.6     The Product Change Procedure for changes to be made to the
         Contractual Products under Article 11.3 shall be as follows:

         Siemens may at any time during the term hereof submit to Sonoma a change request and Sonoma shall respond in good faith to such request within 14 days from receipt of such request setting out the cost and time requirements of the implementation of such request or providing an explanation of the technical reasons why it is not able to make such changes.

11.7 Any implementation work may be performed by Sonoma on account of Siemens only after Siemens' acceptance of Sonoma's offer.

ARTICLE 12 - NEW PRODUCTS

12.1 If during the term of this Agreement, Sonoma intends to introduce a product replacing Contractual Products or designed or fit to supersede the Contractual Products, Sonoma shall inform Siemens thereof as soon as possible, but in any event not less than three (3) months prior to such introduction, and shall transmit to Siemens the specifications of such new products. Upon Siemens request Sonoma shall provide test samples of such new products in accordance with
         Article 11.5 above.

12.2 Siemens agrees that it shall implement new releases of the software for the Contractual Products within six months of such new releases becoming available. Sonoma shall supply the current version of the Contractual Products and the version released before the current version but shall have no obligation to continue to supply earlier versions.

12.3 This Agreement shall not be deemed to grant to Siemens any rights in any new or other supplier products unless such products are added to Annex 1 by agreement of the parties in writing.

ARTICLE 13 - PRICES AND TERMS OF PAYMENT

13.1 Prices and discounts for the Contractual Products are set out in Annex 4 to this Agreement in USD and include appropriate packaging suitable for airfreight.


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13.2     The prices for spare parts and support are set out in Annex 4.

13.3 The prices stated in Annex 4 hereto are fixed for a period of six months after the effective date of this Agreement. The Parties shall thereafter meet every six (6) months to discuss the appropriateness of price reductions, whereby due consideration shall be given to changes in market conditions, currency fluctuations and/or costs. Spare part prices shall reflect the manufacturing costs of the respective parts plus reasonable margins.

         Payment of all sums payable by Siemens under this Agreement shall be effected in USD and shall be due thirty days after receipt of the respective invoice.

13.5 In the event that Siemens does not render undisputed payments for any sums due under this Agreement at the due dates thereof, Sonoma shall be entitled, upon request to interest on such delayed payments at an interest rate of [*]% ([*] per cent) above the discount rate of the Deutsche Bundesbank in Frankfurt prevailing at the time of delay.

ARTICLE 14 - QUALITY ASSURANCE

14.1     GENERAL INSPECTION SYSTEM

         If Siemens or any customer so request with reasonable notice they shall be entitled from time to time to review, at Sonoma's premises in the United States, Sonoma's quality and inspection system.

14.2     FACTORY INSPECTION TEST OF CONTRACTUAL PRODUCTS

         If Siemens or any of its customers request to perform a factory inspection, such inspection will be performed as Sonoma's premises in the United States prior to delivery of the respective Contractual Products. The time, place and procedure of the factory inspections will be agreed upon between the Parties reasonably in advance. All expenses accruing in connection with the factory inspection shall be borne by Sonoma, except for the travel, lodging and living expenses incurred by the participants of Siemens or its customers.


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14.3     The parties agree that for the purpose of calculating delivery times under this Agreement, any delays caused by any such inspection shall not go to calculate such delivery times.

ARTICLE 15 - TESTING

15.1 Siemens may purchase and Sonoma shall provide Siemens with a supply of Contractual Products for testing purposes subject to the provisions of this Article.

15.2 Contractual Products supplied for testing shall be charged by Sonoma at an increased discount rate as set out in Annex 4

15.3 Siemens may order a maximum of 8 Contractual Products per quarter for testing purposes as defined above.

15.4 Delivery of Contractual Products for testing purposes shall be effected as set out in Article 10.

ARTICLE 16 - WARRANTY

16.1 The warranty period for the hardware elements of the Contractual Products shall be [*] ([*]) months from delivery of the Contractual Products and the warranty period for the Software shall be [*] from delivery.

16.2     HARDWARE

16.2.1 Sonoma warrants, subject to the conditions below, that it will have on the date of delivery title to the hardware of the Contractual Products free and clear of any security interest, lien or encumbrances and that the hardware of the Contractual Products is newly manufactured, contains new parts, complies with the requirements stated in Article 18, conforms with the specifications attached hereto in Annex 2 and is and shall remain for the warranty period free from defects inmaterial and workmanship.

16.2.2 If Contractual Products supplied by Sonoma hereunder fail to conform with this warranty Siemens may return the respective Contractual Products as set out below and Sonoma shall at Siemens' option (1) repair or replace any defective Contractual Product at no cost to Siemens or (2) refund the purchase price for the defective Contractual Product. All replaced spare parts


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         shall become the property of Sonoma.

16.2.3 Warranty repair service may be obtained by delivering the defective Contractual Product to Sonoma's designated repair depot within the warranty period and providing proof of purchase date and a written description of the problem or failure. Siemens agrees to prepay shipping charges and assume the risk of loss or damage in transit.
         If the Contractual product is damaged as a result of Siemens' failure to package the Contractual Products in the original packaging or its equivalent this may void the warranty. If the Contractual Product is damaged in transit, Siemens must file a claim with the carrier. Sonoma will pay shipping charges for returning the Contractual Product to Siemens. Upon return of such repaired Contractual Product, the warranty will continue to apply for the remaining unexpired warranty.

16.2.4 To return an item for repair, the Sonoma Customer Support Department must be contacted to obtain a return material authorization number
         (RMA) and the Sonoma Customer Support Department shall provide such RMA promptly to Siemens and if such number is provided the RMA will be used for the return of the Contractual Product.

16.3     SOFTWARE

16.3.1 Furthermore Sonoma warrants that the Software conforms with the specifications set forth in Annex 2, that Sonoma is entitled to license or sublicense the Software in accordance with the terms of this Agreement and that the Software delivered is free and clear of any security interest, lien or encumberances.

16.3.2 If any Software including firmware supplied by Sonoma hereunder fails to conform to the warranty and such failure is reproducible Sonoma shall correct such failure in accordance with the procedures in Annex 5.

16.3.3 Sonoma warrants that the contractual products are Year 2000 compliant. Year 2000 compliant shall mean that neither performance nor functionality is affected by dates prior to, during and after the Year 2000

16.4 Sonoma shall have no obligation under the warranty provisions where damage results from a cause other than defect or malfunction, including


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         where the Contractual Product is not properly installed, or is neglected, or where damage is caused by accident, unreasonable use or unauthorised servicing, or modification of the Contractual Product or any part of it.

16.5 The provisions set out above shall constitute Sonoma's only obligation and Siemens' sole remedy for breach of the warranties relating to damaged or defective Contractual Products.

16.6 Except as expressly provided in this Agreement, Sonoma gives no warranty and hereby excludes any warranty, term or condition of any kind, whether express, implied, arising under statute or otherwise.

16.8     DOCUMENTATION

16.8.1 Sonoma warrants that the Documentation provided to Siemens hereunder is and always shall be up to date and Sonoma shall exercise its best efforts to be complete, and technically correct as possible and can be used for the purposes set forth in this Agreement and that Sonoma is entitled to grant the rights under Documentation in accordance with the terms of this Agreement.

16.8.2 If Documentation supplied by Sonoma hereunder fails to conform with this warranty, the faulty Documentation will be corrected promptly by Sonoma.

ARTICLE 17 - TECHNICAL APPROVAL BY AUTHORITIES

17.1 For the purposes of this Article 17 the "Approval Authorities" shall mean the body or bodies having responsibility for approving the Contractual Products for connection to communications networks in any country.

17.2 The Contractual Products delivered by Sonoma shall comply with the requirements of the Approval Authorities for the following standards:
         N-America (CSA, UL, FCC), Europe (CE).

         On Siemens' request Sonoma shall modify the Contractual Products to become compliant also with the requirements of the Approval Authorities in other countries identified by Siemens. The details of such modifications including but not limited to which party shall bear the costs associated will be agreed between the parties on a case by case basis.


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ARTICLE 18 - SOFTWARE MAINTENANCE

During the period of the Software warranty, Sonoma shall provide to Siemens Software maintenance service in accordance with the terms and conditions of Annex 6 attached hereto. Thereafter, and for a period of not less than two
(2) years after the last delivery of Contractual Products by Siemens to its customers, Sonoma shall offer to provide to Siemens such Software maintenance service for the fees set forth in Annex 4. This obligation shall survive termination of this Agreement.

ARTICLE 19 - SPARE PARTS

19.1 Prior to the first delivery of Contractual Products, Sonoma shall make available to Siemens a detailed spare parts list containing the spare part numbers, prices, etc. This list will be revised and updated by Sonoma in regular time intervals, at least every 6 months.

19.2 In case Sonoma fails without due cause for a period of more than [*] ([*]) days after receipt of Siemens' order to provide Siemens with spare parts, Sonoma shall grant to Siemens the rights pursuant to the terms and conditions of Article 28 (Emergency Manufacturing Rights).

ARTICLE 20 - TECHNICAL COOPERATION

20.1     SALES ASSISTANCE

         (a) Upon Siemens' request Sonoma shall assist Siemens and its Subsidiary Companies in its negotiations with their customers. Upon Siemens' request and upon reasonable notice technical experts of Sonoma shall participate in meetings with their actual or potential customers. In its request Siements shall explain the nature of the technical questions to be addressed and Sonoma shall make available a sufficiently qualified expert.

         (b) Sonoma shall also assist Siemens and its Subsidiary Companies in performing inhouse network integration and system tests for Contractual Products. Upon Siemens' request Sonoma shall delegate a reasonable number of experts to Siemens' test beds who shall assist Siemens in carrying out such tests. Sonoma shall provide Siemens with proposals for test procedures and shall assist Siemens in analysing all problems


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                                      -19-

                                 CONFIDENTIAL


               occuring during such tests.

         (c) Furthermore Sonoma shall assist Siemens and its Subsidiary Companies in connection with the performance of acceptance tests by their customers. Upon Siemens' request Sonoma shall provide Siemens with proposals for test procedures, and technical experts of Sonoma shall participate in the performance of the acceptance tests by these customers and shall assist in analysing all problems occuring during such tests.

         (d) All reasonable travel and lodging expenses incurred by Sonoma in connection with the assistance provided in accordance with
               (i), (ii) and (iii) above shall be borne by Siemens. If assistance as per Section 20.1 exceeds 15 man/days per quarter, Siemens shall pay Sonoma a daily fee of [*], - ([*]) per additional man/day.

20.2     TRAINING FOR INSTALLATION AND SUPPORT

         (a) Upon Siemens' request Sonoma shall train experts of Siemens and its Subsidiary Companies in the installation, testing, commissioning, operation, repairs and maintenance of Contractual Products. Such training will be given for each Contractual Product. Sonoma's trainers shall provide Siemens' trainees with adequate training materials, such materials being part of the Documentation. The details of such training, e.g. date, duration, number of trainees, etc. will be agreed upon on a case by case basis reasonably in advance. In any event the training shall commence not later than 3 weeks after Siemens' request.

         (b) All reasonable travel and lodging expenses incurred by Sonoma in connection with the training under (i) above shall be borne by Siemens. The training will be supplied at no cost by Sonoma. However in the future prices will be negotiated if training requirements become excessive.

20.3     TRAINING MATERIALS

         Sonoma shall provide to Siemens a set of reproducible training materials, including such materials as usually utilized by Sonoma when instructing its own customers (e.g. Video clips). Such training materials shall be in English and if available also in German. Siemens shall be entitled to copy, modify and translate such training materials and to attach to any copy its own copyright


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                                      -20-

                                 CONFIDENTIAL


         notices. Siemens and its Subsidiary Companies and other sales outlets may utilize any copy of Sonoma's training materials for performing own training courses for their own customers.

ARTICLE 21 - PRODUCT PLANNING

21.1     Product planning meetings will be held if necessary.

21.2 The product planning meeting will discuss all relevant issues related to the Contractual Products such as, but not limited to:

(a) Product availability schedules of new products or modifications of Contractual Products required by the market, whereby the Parties intent to achieve a product evolution giving due regard to the interdependencies of the Contractual Products with the evolution of the Siemens products.

(b) Provide a forum for Siemens to present ideas for product enhancements required by the market.

21.3 Each of the parties shall nominate a product manager who shall be primarily responsible for monitoring the supply of the Contractual Products and who shall act as the first port of call for the other party in the event of any problem, query or dispute relating to the matters arising under this Agreement.

                                 CONFIDENTIAL


ARTICLE 22 - PATENTS AND COPYRIGHTS

22.1 Siemens shall inform Sonoma without undue delay if a third party brings a claim regarding the infringement of its protective rights (e.g., patent, trademark, copyright, mask work, trade secret or other similar rights) in connection with Contractual Products.

22.2 Sonoma shall defend Siemens and hold Siemens harmless against any suit, claim, damages, or proceeding brought against it alleging that any use of the Contractual Products infringes any Worldwide patent, copyright or trade mark or any trade secrets of any third parties provided that Siemens:

         (a) promptly notifies Sonoma in writing of any such suit, claim or proceeding;

         (b) allows Sonoma to defend, settle or otherwise dispose of such suit or proceeding and at its expense to direct the defense of such suit, claim, or proceeding;

         (c) gives Sonoma sole authority, full information and assistance as Sonoma reasonably requests to defend such suit, claim or proceeding; and

         (d) does not enter into any settlement of any such suit, claim or proceeding without Sonoma' prior written consent.

22.3     In the event of any third party claim, Sonoma may, at its cost:

         (a) acquire from the third party entitled to dispose of the respective protective rights, the right of use required for the purposes of this Agreement; or

         (b) replace such infringing Contractual Products or parts thereof by non-infringing ones complying with the specifications; or

         (c) if (a) and (b) are not economically feasible, to take back such Contractual Products, the use of which is prevented due to the infringement, and to reimburse to Siemens the cost of such Contractual Products [less

                                 CONFIDENTIAL


               depreciation at 10 per cent of the US list price for each year or part year from delivery of the Contractual Products].

22.4 Sonoma will have no liability in case of the infringement of a protective right which results from modifications made by Siemens to Contractual Products, or from the combination of Contractual Products with other products not delivered by Sonoma.

22.5 The provisions set out above state Sonoma's entire liability and Siemens' entire remedy for any claim that the Contractual Products infringe the intellectual property rights of a third party.


ARTICLE 23 - PRODUCT LIABILITY

Sonoma shall indemnify and hold Siemens or its Subsidiary Companies harmless against any claims, damages, costs and expenses due to product liability in connection with, or resulting from, Sonoma's products excluding, however, liability resulting from changes or modifications of Contractual Products as carried out by Siemens.


ARTICLE 24 - LIMITATION OF LIABILITY

24.1 Subject to Article 24.2 and except in respect of supplier's obligations pursuant to Article 22, in no event whatsoever, regardless of the form or cause of action whether in contract or tort, (including negligence) or the number of claims asserted, and whether in respect of a breach or default in the nature of a breach of condition or fundamental term or a fundamental breach or as a result of negligence shall either party, its employees, directors, officers and/or agents have any liability In excess of $[*] per event arising out of or in connection with this Agreement.

24.2 In no event shall a party's total aggregate liability to the other party in any consecutive 12 month period commencing on the date of this Agreement, (a "Contractual Year") arising out of or in connection with this Agreement whether arising in tort (including negligence), contract, by statute, regulation or otherwise be greater than the greater of $[*] or the total amount paid by Siemens to Sonoma in the Contractual Year preceding the Contractual Year in which the


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                                      -23-

                                 CONFIDENTIAL


         other party's claim arises.

24.3 Siemens, subject to 24.2, agrees to indemnify and keep Sonoma harmless from any claims or damages inclusive of Sonoma's professional fees made against Sonoma as a result of negligence or misrepresentation of Siemens of any of its subsidiary companies in relation to the Contractual Product.


ARTICLE 25 - CONSEQUENTIAL DAMAGES

Except for Siemens obligations to pay Sonoma for the purchase of Contractual Products ordered by Siemens, as provided within this Agreement, neither party, its employees, agents, officers or directors shall be liable to the other in any way whatsoever, whether as a result of a claim or action in contract or in tort or otherwise for any indirect, special, punitive or consequential damages, including but not limited to lost profits, lost business revenues, lost business, failure to realize expected savings or other commercial or economic loss of any kind whatsoever, whether or not such damages are foreseeable, and whether or not the party, its employees, agents, officers or directors have been advised of the possibility of such damages, except that Sonoma shall be liable for such losses to Siemens in the event that Siemens is held liable to its customers subject always to the limits set out in Article 24.


ARTICLE 26 - CONFIDENTIALITY

Both Siemens and Sonoma undertake to keep confidential with respect to third parties with the same degree of care with which they treat and protect their own proprietary information (but not less than reasonable care), any information indicated as confidential (including but not limited to the Software and Source Code), furnished and transmitted by one Party to the other under this Agreement. Verbal disclosures shall be deemed confidential only if summarized in writing and designated as confidential by the disclosing party within 30 days. Further, the Parties shall not use the other's information for any purpose other than in furtherance of the purposes of this Agreement. This applies both during the term of this Agreement and for a period of five (5) years thereafter, with the exception that both Siemens and Sonoma may disclose such information to their respective Subsidiary Companies, agents, consultants and customers, but solely in furtherance of the purposes of this Agreement, and only if these third parties agree to substantially similar confidentiality provisions.

                                 CONFIDENTIAL


Any information which:

- is known to or in the possession of the receiving Party prior to transmission by the disclosing party;

- becomes available to the receiving Party from a source other than the disclosing Party or is in or passes into the public domain other than by breach of this Agreement;

-    is developed independently by the receiving Party;

- is normally disclosed to customers or disclosure of which is authorized by the disclosing Party;

-    is required to be disclosed by a governmental body,

shall not be subject to this confidentiality provision.


ARTICLE 27 - FORCE MAJEURE

Neither Party to this Agreement shall be held responsible for the performance of any obligations under this Agreement provided such performance is hindered or prevented by any circumstances of Force Majeure which are deemed to include war, riot, strike, lock-out, flood, or other natural catastrophes or national or local Government regulations and provided the Party frustrated notifies the other Party without delay in writing at the beginning and end of any such circumstances. The Party frustrated shall use every endeavour to minimize the hindrance or prevention of such fulfilment. Upon the ending of such circumstance, the frustrated Party shall without delay resume the fulfilment of its obligations including any obligations, the performance of which was interrupted thereby.


ARTICLE 28 - EMERGENCY MANUFACTURING RIGHTS

28.1     If Sonoma:

         (a) ceases or is unwilling, without a cause attributable to wrongfull acts of Siemens under this agreement, to provide commercially adequate

                                 CONFIDENTIAL


              support or maintenance for the Software in accordance with the terms and conditions of this Agreement.

         (b) is consistently or unreasonably unable or unwilling to deliver to Siemens the quantities of Contractual Products and/or spare parts forecasted and ordered by Siemens as provided for in this Agreement and not rejected by Sonoma as provided for in this Agreement subject to the limitations and conditions set out in this Agreement within [*] ([*]) days of the delivery dates set out in section 9 of this Agreement;

         (c)  ceases doing business as a going concern,

         (d) has a receiver, administrator or manager of its property, assets or undertakings appointed in such circumstances as would substantially affect Siemens' continuing use of the Software in accordance with this Agreement;

         (e)  takes advantage of the insolvency laws of any jurisdiction;

         (f)  makes an assignment in bankruptcy or is adjudicated a bankrupt;

         (g)  makes a general assignment for the benefits of its creditors;

         (h) is ordered by any court of competent jurisdiction to be wound up; or

         (i) become insolvent or makes a sale in bulk of a substantial portion of its assets;

         (hereinafter "Event of Default" and collectively referred to as "Events of Default")

         then Sonoma hereby grants to Siemens the non-exclusive right to manufacture or to have manufactured the Contractual Products and spare parts (the "Emergency Manufacturing Right").

28.2 Siemens shall enter into confidentiality agreements with any subcontractors or


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                                      -26-

                                 CONFIDENTIAL


         other person it engages to manufacture Contractual Products under this Article 28 and such agreements shall impose on such subcontractors or other persons confidentiality obligations no less onerous than those set out in Article 26 of this Agreement.

28.3 In the case of an Event of Default, Siemens shall be entitled to carry on Emergency Manufacturing Rights only until the Event of Default no longer exists and only to the extent necessary to meet Siemens' requirements during the period of the Event of Default.

28.4 To ensure that Siemens will have the ability to manufacture, or have manufactured, upon the event of one or more of the aforementioned Events of Default, Sonoma shall, within ten (10) days of receipt of written notice of the Events of Default and Siemens notice of its' intension to proceed with Emergency Manufacturing:

         - deliver to Siemens a reproducible set of the complete manufacturing and testing documentation and the source and object code of the Software with respect to the Contractual Products, such documentation to be in the English language and thereafter, with the first acceptance of each modified Contractual Product, deliver to Siemens the updated version thereof;

         - deliver to Siemens with respect to the Contractual Products technical assistance by training Siemens' experts and explaining the above mentioned documentation without charge;

         - identify Sonoma's suppliers of parts and components and authorize Siemens to purchase parts and components directly from said suppliers;

         - provide to Siemens information regarding special tools required for the manufacture of Contractual Products, and offer to sell such tools to Siemens for reasonable compensation and to the extent Sonoma is not using or planning to use such tools.

         - Siemens shall maintain the information at its premises and shall make use of such information provided hereunder only if at least one of the foregoing preconditions is met. Upon notice to Siemens by Sonoma and as soon as Sonoma no longer is default, Siemens shall discontinue the

                                 CONFIDENTIAL


             manufacture of the Products.

         - Sonoma shall use reasonable efforts to procure for Siemens, any necessary assignment or licence of rights to third party technology in the Contractual Products on reasonable terms and conditions. Siemens shall be responsible for payment of any royalties for use by Siemens of third party technology.

             If Siemens considers invoking Emergency Manufacturing Rights under this Agreement information regarding any and all third party technologies and their respective royalties will be provided to Siemens by Sonoma.

28.5 In the event that Siemens exercises the Emergency Manufacturing Right, Siemens shall pay to Sonoma a royalty of [*] per cent of the discounted US list price set out in Annex 4 from time to time for each Contractual Product which it manufactures.

28.6 The royalty in respect of each Contractual Product shall become due and payable upon manufacture of each Contractual Product and shall be invoiced and paid no later than the end of each calendar month commencing at the end of the month following the last delivery of a Contractual Product by Sonoma.

28.7 Siemens shall provide Sonoma with written evidence on a monthly basis of the number of Contractual Products it manufactures for the period over which it exercises the Emergency Manufacturing Right.

28.8 Siemens shall allow Sonoma or its agents or representatives reasonable access during Siemens' normal business hours to and to copy relevant records of Siemens to enable Sonoma to ascertain whether the royalty payments made are accurate. In the event that such exercise discloses a shortfall in royalties due to Sonoma, Siemens shall remedy such shortfall forthwith on demand from Sonoma.

28.9 The Emergency Manufacturing Right shall terminate in the event that this Agreement terminates for whatever reason except that Siemens shall be entitled to continue to exercise the Emergency Manufacturing Right for such period as Sonoma would have been obliged under this Agreement to provide Contractual Products under Article 30.2.


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                                      -28-

                                 CONFIDENTIAL


ARTICLE 29 - TERM AND TERMINATION

29.1 This Agreement shall enter into force upon being signed by both Parties and shall continue in effect for a period of five (5) years unless this Agreement is extended by written agreement prior to its expiration.

29.2 This Agreement may by written notice be forthwith terminated by a Party having such right as herein provided - and save of any other rights such Party may have - upon the occurrence of either one or more of the following events stated below:

         - by either Party in the event that the other Party voluntarily files a petition in bankruptcy or has such a petition involuntarily filed against it (which petition is not discharged within thirty (30) days after filing), or is placed in an insolvency proceeding, or if an order is issued appointing a receiver or trustee or a levy or attachment is made against a substantial portion of its assets which order shall not be vacated, or set aside within thirty (30) days from date of issuance, or if any assignment for the benefit of its creditors is made;

         - by either Party in the event that the other has failed in the performance of any material contractual obligation herein contained, provided that such default is not remedied to the other Party's reasonable satisfaction within [*] ([*]) days after written notice to the other Party specifying the nature of such default and requiring remedy of the same;

         - by Sonoma in the event that Siemens fails to make payment of any sums which have become due to it under this Agreement within [*] days of being required by Sonoma to make such payment;

         - by Sonoma in the event that Siemens or any of its Subsidiary Companies is in breach of the terms on which the Contractual Products are licensed.

29.3 In addition to its rights set out above, Sonoma may suspend the delivery of Contractual Products in the event that Siemens has failed to make payment of any sums due to it under this Agreement.

29.4 This Agreement may be terminated by written mutual consent of the parties.


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                                      -29-

                                 CONFIDENTIAL


ARTICLE 30 - PROVISIONS AFTER TERMINATION OF THE AGREEMENT

30.1 Provided the contract was not terminated by Sonoma due to default of Siemens, after termination of this Agreement, Sonoma shall continue to supply to Siemens Contractual Products according to the terms of this Agreement to such extent as required by Siemens to fulfill a contractual commitment which Siemens has undertaken prior to termination of this Agreement, provided that Siemens notifies Sonoma in writing within thirty (30) days of the effective date of termination of this Agreement of the complete nature and extent of any such contractual commitments.

30.2 Provided the contract was not terminated by Sonoma due to default of Siemens, for a period of [*] ([*]) years after termination of this Agreement, Sonoma shall supply to Siemens, in accordance with the terms and conditions in effect at the time of termination of the Agreement, Contractual Products required by Siemens for the expansion of the existing systems in which Contractual Products are already used. If Sonoma wishes to discontinue the manufacture of Contractual Products before the end of said [*]-year-period after termination or expiration of this Agreement, Sonoma shall notify Siemens thereof and thereafter, Siemens shall be entitled to exercise the Emergency Manufacturing Right in accordance with the provisions of Article 28.

30.3 After termination of this Agreement, Sonoma shall be obliged to supply spare parts to Siemens for a period of [*] ([*]) years after the last delivery by Sonoma to a customer of products identical or similar to the Contractual Products. Such supply shall be in accordance with the terms and conditions in effect at the time of termination of this Agreement.


ARTICLE 31 - ARBITRATION

31.1 All disputes arising out of or in connection with the present Agreement, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris, by three arbitrators in accordance with the said Rules.


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                                      -30-

                                 CONFIDENTIAL


31.2 Each party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (Appointing Authority). Both arbitrators shall agree on the third arbitrator within 30 days. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, such third arbitrator shall be appointed by the Appointing Authority. If there are two or more defendants, any nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail, within the time-limit fixed by the Appointing Authority, to agree on such joint nomination, the proceedings against each of them must be separated.

31.3 The seat of arbitration shall be Zurich. The procedural law of this seat shall apply where the Rules are silent.

31.4 The language to be used in the arbitration proceeding shall be English.


ARTICLE 32 - SUBSTANTIVE LAW

All disputes shall be settled in accordance with the provisions of this Agreement and all other agreements regarding its performance, otherwise in accordance with the substantive law in force in Switzerland without reference to other laws. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.


ARTICLE 33 - EXPORT REGULATIONS

Sonoma shall not be obliged to perform deliveries, orders and other obligations under this Agreement if that performance is hindered by the applicable export laws and regulations of the Federal Republic of Germany, the United States of America or other countries.

With respect to those Contractual Products which include materials or technology originating from the United States of America, which Sonoma will identify in the individual delivery documents, Siemens agrees that it will comply with all export laws and regulations of the United States of America.

                                 CONFIDENTIAL


In the event that Siemens intends to export Contractual Products subject to a export restriction, Siemens will inform Sonoma accordingly and Sonoma will use its best efforts to obtain any necessary re-export licenses from the authorities governing Sonoma.

ARTICLE 34 - ASSIGNMENT

This Agreement may not be assigned by Sonoma without the express written consent of Siemens (which shall not be unreasonably withheld) except that Sonoma may assign its rights under this Agreement or transfer its obligations to an affiliate or to a successor of all or substantially all of Sonoma's business to which this Agreement relates.


ARTICLE 35 - MISCELLANEOUS

35.1 For the orders placed by Siemens under this Agreement, no other conditions than those specified herein shall be applicable. All changes and amendments to this Agreement must be in a writing executed by both parties to be valid. This requirement of written form can only be waived by a writing executed by both parties specifically stating an intent to amend this Agreement.

35.2 Communications between Sonoma and Siemens shall be given in writing, by post or by telefax, to the following addresses of the Parties or to such other addresses as communicated by the Party concerned in writing to the other Party:

         If to Sonoma, to:

         Sonoma Systems Europe Ltd
         .....................................
         Att.: Managing Director.......................
         60 Priestley Road,......................................
         Guildford...............................
         Surrey
         GU2 5SE
         UK...................................
         Fax: 0/0044 1483 300333
         Tel: 0/0044 1483 300600

                              CONFIDENTIAL

         With a copy to:


         Sonoma Systems Inc.
         4640 Admiralty Way
         600 Marina del Rey
         CA USA 90292
         For the attention of: Vice President Finance


         If to Siemens, to:

         Siemens AG
         Att.: Mr. Joachim Meier
         VP, Finance and Business Administration
         Hofmannstrabe 51
         D-81359 Munchen
         Federal Republic of Germany
         Tel.: +49 89 722 48914
         Fax: +49 89 722 35141


35.3 No right or interest in this Agreement shall be assigned or transferred to any third party by either Sonoma or Siemens without first obtaining written consent from the other Party (such consent not to be unreasonably withheld or delayed). This article shall not restrict Sonoma's ability to assign its receivables from Siemens to a bona fide banking instituion under terms of an operating line of credit. However Sonoma shall provide that Siemens' rights to offset against any claims of Siemens against Sonoma shall not be affected by such assignment.

35.4 If any provision contained in this Agreement is or becomes ineffective or is held to be invalid by a competent authority or court having final jurisdiction thereover, all other provisions of this Agreement shall remain in full force and effect and there shall be substituted for the said invalid provision a valid provision having an economic effect as similar as possible to the original provision.

35.5 This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the Contractual Products and shall super-

                                 CONFIDENTIAL


         sede and cancel all previous agreements, negotiations and commitments, either oral or written.

35.6 The Annexes which are attached hereto and which constitute a part hereof are:

         Annex 1  Description of Contractual Products
         Annex 2  Specifications of Contractual Products
         Annex 3  Description of Documentation
         Annex 4  Prices and Discounts
         Annex 5  Software Correction Procedure
         Annex 6  Maintenance
         Annex 7  Intentionally left blank
         Annex 8  Emergency Stock

                                 CONFIDENTIAL



London,   27/5/98                        Munchen,   05/27/98
       ------------------------------            -------------------------


Sonoma Systems Europe Limited            Siemens Aktiengesellschaft

                                                 [ILLEGIBLE]
-------------------------------------    ---------------------------------
        /s/ Steven M. Waszak
-------------------------------------    ---------------------------------
        Steven M. Waszak                         [ILLEGIBLE]
-------------------------------------    ---------------------------------

                                  CONFIDENTIAL

                                     ANNEX 1

 DESCRIPTIONS

-------------------------------------------------------------------------------------------------------
PRODUCT ID                    DESCRIPTION
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
8000 SA                       SONOMA ACCESS Base Unit, with single AC power supply
                              (Switch-selectable for 115VAC and 230VAC)
-------------------------------------------------------------------------------------------------------
8000 DA                       SONOMA ACCESS Base Unit, with dual AC power supplies
                              (Switch-selectable for 115VAC and 230VAC)
-------------------------------------------------------------------------------------------------------
8000 DD                       SONOMA ACCESS Base Unit, with dual -48VDC power supplies
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
8000 SW-TLX-2.0               SONOMA ACCESS Transparent LAN eXtender-TM- (TLX) software V2.0,
                              SONOMA ACCESS high-performance real-time operating system, SNMP agent, Web DMS, and SLIP management software
-------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
ATM DS1                       T1 ATM Card, with one RJ-45 connector
-------------------------------------------------------------------------------------------------------
ATM E1                        E1 ATM Card, with one RJ-45 connector
-------------------------------------------------------------------------------------------------------
8000 DS3ATM                   DS3 ATM Card, with two BNC connectors, compliant with DSX-3 specifications
-------------------------------------------------------------------------------------------------------
8000 E3ATM                    E3 ATM Card, with two BNC connectors
-------------------------------------------------------------------------------------------------------
8000 OC3ATM-MM                OC-3c/STM-1 ATM Multimode Card, with fiber optic SC connector (0-2Km)
-------------------------------------------------------------------------------------------------------
8000 OC3ATM-SM                OC-3c/STM-1 ATM Single Mode Card, with fiber optic SC connector (0-
                              19Km)
-------------------------------------------------------------------------------------------------------
8000 OC3ATM-LR                OC-3c/STM-1 ATM Long-Reach Single Mode Card, with fiber optic SC connector (12-30Km)
-------------------------------------------------------------------------------------------------------
ENH DS3 ATM                   DS3 GCRA compliant ATM Card, with two BNC connectors, compliant with
                              DSX-3 specifications
-------------------------------------------------------------------------------------------------------
ENH E3 ATM                    E3 GCRA compliant ATM Card, with two BNC connectors
-------------------------------------------------------------------------------------------------------
ENH OC3 ATM MM                OC-3c/STM-1 GCRA compliant ATM Multimode Card, with fiber optic SC connector (0-2Km)
-------------------------------------------------------------------------------------------------------
ENH OC3ATM SM-IR              OC-3c/STM-1 GCRA compliant ATM Single Mode Card, with fiber optic ST connector (0-19Km)
-------------------------------------------------------------------------------------------------------
ENH OC3ATM SM-LR              OC-3c/STM-1 GCRA ATM Long-Reach Single Mode Card, with fiber optic
                              ST connector (12-30Km)
-------------------------------------------------------------------------------------------------------
8000 ENET                     Ethernet Card (10Mbps), with AUI, RJ-45 and BNC connectors
-------------------------------------------------------------------------------------------------------
8000 FAST ENET-1              Fast Ethernet Card (10/100Mbps auto-sensing) with RJ-45 connector
                              (UTP).
-------------------------------------------------------------------------------------------------------
8000 FAST ENET-4              Four-Port Fast Ethernet Card (10/100Mbps auto-sensing), with RJ-45 connectors
-------------------------------------------------------------------------------------------------------
8000 TRN                      Token Ring Card (4/16Mbps auto-sensing), with DB-9 and RJ-45 connectors
-------------------------------------------------------------------------------------------------------
8000 FDDI-SAS                 FDDI Single-Attach (SAS) Interface Card, with multimode fiber optic SC connector
-------------------------------------------------------------------------------------------------------
8000 FDDI-DAS                 FDDI Dual-Attach (DAS) Interface Card, with two multimode fiber optic SC connectors
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
8000 SBP                      Spare Blanking Plates (package of five)
-------------------------------------------------------------------------------------------------------
8000 RM-19                    Rackmount Kit for 19-inch equipment rack
-------------------------------------------------------------------------------------------------------
8000 RM-23                    Rackmount Kit for 23-inch equipment rack
-------------------------------------------------------------------------------------------------------
8000 SUG V2.0                 SONOMA ACCESS User Guide
-------------------------------------------------------------------------------------------------------
8000 SUG-DISK V2.0            SONOMA ACCESS User Guide and HTML Help Files on 3.5-inch diskettes
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
8000 AC PWR                   Non-Redundant AC Power Supply
-------------------------------------------------------------------------------------------------------
8000 DUAL AC PWR              Redundant AC Power Supply
-------------------------------------------------------------------------------------------------------



                                       -36-

                                   CONFIDENTIAL

-------------------------------------------------------------------------------------------------------
8000 DUAL DC PWR              Redundant DC Power Supply
-------------------------------------------------------------------------------------------------------
8000 FAN                      System Intake Fan
-------------------------------------------------------------------------------------------------------
8000 CPU FAN                  System Processor Fan
-------------------------------------------------------------------------------------------------------
8000 MB ASSY                  System Motherboard
-------------------------------------------------------------------------------------------------------
32 MEG UPG                    System Memory (32Mb Upgrade)
-------------------------------------------------------------------------------------------------------
SYSTEM STATUS                 System Control Card
CARD
-------------------------------------------------------------------------------------------------------
CABLE/CONNECTOR               Management Cables
ASSEMBLY
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
SS-UK-Support                 Customer Technical Support Centre access Monday to Friday 8 AM to 5 PM UK Local Time.
-------------------------------------------------------------------------------------------------------
SS-UK-Update                  Software Update Support Service - Customer must have a valid
                              Support Contract in place.
-------------------------------------------------------------------------------------------------------

                                 CONFIDENTIAL


                                  ANNEX 2
SONOMA ACCESS SPECIFICATIONS

------------------------------------------------------------------------------
HARDWARE
------------------------------------------------------------------------------
SIZE (H x W x D): 6.5 x 16.4 x 16.7 inches
16.6 x 41.7 x 42.5 cm
WEIGHT: 28 pounds; 12.7 Kg
MOUNTING: Table top or rack-mounted operation
TEMPERATURE: 0 to 50C (32 to 122F) operating,
-25 to 85C (-13 to 185F) storage
HUMIDITY: 10% TO 90%, non-condensing
POWER: 250W (853 BTU/hour). Three power
supply options, including single and
redundant versions for AC input, and
a redundant version for -48VDC input,
with separate power entry
SAFETY: UL1950, EN60950, TUV GS Mark,
C-UL 22.2 No. 950
EMISSIONS: FCC Class A, EN 55022 Class B
COMPATIBILITY: EN 50082-1, CE Mark


SOFTWARE
--------

MANAGEMENT:
/ /  Self diagnostic
/ /  SNMP Agent: Supports RFC 1213 (MIB II), RFC
1286 (Bridge MIB), and Sonoma ACCESS device-specific MIB extensions. Supports GET, SET, GET NEXT and TRAP instructions
/ / Web DCS (Device Configuration System) supports summary information and default configuration for plug-and-play installation and configuration
/ / DHCP (Dynamic Host Configuration Protocol) enables Sonoma ACCESS to automatically acquire its IP management address from a DHCP server for plug and work operation
/ / SLIP: Standard TCP/IP connection via the serial management port, for out-of-band SNMP or web
DCS access, via a standard async modem
VIRTUAL NETWORKS:
Up to 16 virtual networks, including any combination of subscriber LAN ports and up to 1024 ATM virtual circuits
ATM virtual circuits can use one or more virtual paths
RATE QUEUES:
Bandwidth groups for setting maximum throughput on ATM virtual circuits
ATM INTERFACE:
RFC 1483. AAL 5. Compatible with all switches supporting UNI 3.0 or 3.1
ERROR CHECKING:
Detects and blocks all types of errored frames, on all LAN ports.
FRAME FILTERING:
Full wire-speed filtering of inbound frames. Automatic forwarding to appropriate port, based on self-learned destination address. Inclusive or exclusive filters can be used for additional levels of security. Learns and filters up to 16,535 addresses. Separate, secure databases are maintained for each subscriber's virtual network
PROTOCOLS:
All protocols handled transparently
SPANNING TREE:
IEEE 802.1 compliant. Separate spanning tree domain for each virtual network

------------------------------------------------------------------------------
ORDERING INFORMATION
------------------------------------------------------------------------------
EACH SONOMA ACCESS BASE UNIT SHIPS WITH THE FOLLOWING:
/ /  Intel 200Mhz Pentium processor, with 16MB DRAM
/ /  Single AC or redundant AC or DC power supplies
/ /  System Status Card
/ /  Pre-loaded software
/ /  Sonoma ACCESS Quick-Start Guide

BASE UNITS:
------------------------------------------------------------------------------
8000 SA Sonoma ACCESS Base Unit, with single AC power supply (switch-selectable for 115VAC or 230VAC)
8000 DA Sonoma ACCESS Base Unit, with dual AC power supplies (auto sense for 115VAC or 230VAC)
8000 DD Sonoma ACCESS Base Unit, with dual -48VDC power supplies

SOFTWARE:
------------------------------------------------------------------------------
8000 SW-TLX Sonoma Transparent LAN eXtender-TM-
(TLX) software, Sonoma high-performance
real-time operating system, SNMP agent,
and Web DCS

INTERFACE CARDS:
------------------------------------------------------------------------------
8000 DS3ATM DS3 ATM Card, with two BNC connectors, compliant with DSX-3 specifications
8000 E3ATM E3 ATM Card, with two BNC connectors
8000 OC3ATM-MM OC-3c/STM-1 ATM Multimode Card, with fiber optic SC connector (0-2Km)
8000 OC3ATM-SM OC-3c/STM-1 ATM Single Mode Card, with fiber optic SC connector (0-19Km)
8000 OC3ATM-LR OC-3c/STM-1 ATM Long-Reach Single
Mode Card, with fiber optic SC connector
(12-30Km)
8000 ENET Ethernet Card (10Mbps), with AUI, RJ-45, and BNC connectors
8000 FAST ENET-1 Fast Ethernet Card (10/100Mbps auto-sensing), with RJ-45 connector (UTP) and DB-9 connector (STP)
8000 FAST ENET-4 Four-Port
Fast Ethernet Card (10/100Mbps
auto-sensing), with RJ-45 connectors
8000 TRN Token Ring Card (4/16Mbps auto-sensing), with DB-9 and RJ-45 connectors
8000 FDDI-SAS FDDI Single-Attach (SAS) Interface Card, with multimode fiber optic SC connector
8000 FDDI-DAS FDDI Dual-Attach (DAS) Interface Card, with two multimode fiber optic SC connectors

ACCESSORIES:
------------------------------------------------------------------------------
8000 SBP Spare Blanking Plates (package of five)
8000 RM-19 Rackmount Kit for 19-inch equipment rack
8000 RM-23 Rackmount Kit for 23-inch equipment rack
8000 SUG Sonoma ACCESS User Guide
8000 SUG-DISK Sonoma ACCESS User Guide and HTML
Help Files on 3.5-inch diskettes
------------------------------------------------------------------------------
CONTACTS
------------------------------------------------------------------------------
SONOMA SYSTEMS CORPORATE OFFICE
4640 Admiralty Way, Marina del Rey, CA 90292 USA
Telephone: 310-827-8000 Fax: 310-305-2525
Inquiry at http://www.sonoma-systems.com
SONOMA SYSTEMS EUROPEAN OFFICE
60 Priestley Road, The Surrey Research Park,
Guildford GU2 5SE UK
Telephone: +44 1483 300600 Fax: +44 1483 300333

[lOGO]

                                 CONFIDENTIAL


                                    ANNEX 3



Description of Documentation

1.   Sales and Technical Presentations and Product Release Bulletins
2.   Sonoma Access
         -          user guide - soft and hard
         -          quickstart guide - hard
         -          DCS help files - soft
         -          MIB files - soft
         -          software release notes - soft and hard

                                  CONFIDENTIAL


                                    ANNEX 4

                              PRICING AND DISCOUNTS


-------------------------------------------------------------------------------

PRODUCT ID                                US LIST PRICE               SIEMENS
                                                                     DISCOUNTED
                                                                       PRICE*
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
8000 SA                                      $4695                       $[*]
-------------------------------------------------------------------------------
8000 DA                                      $5645                       $[*]
-------------------------------------------------------------------------------
8000 DD                                      $5995                       $[*]
-------------------------------------------------------------------------------
8000 SW-TLX-2.0                              $2000                       $[*]
-------------------------------------------------------------------------------
ATM DS1                                      $3000                       $[*]
-------------------------------------------------------------------------------
ATM E1                                       $3000                       $[*]
-------------------------------------------------------------------------------
8000 DS3ATM                                  $3000                       $[*]
-------------------------------------------------------------------------------
8000 E3ATM                                   $3000                       $[*]
-------------------------------------------------------------------------------
8000 OC3ATM-MM                               $4000                       $[*]
-------------------------------------------------------------------------------
8000 OC3ATM-SM                               $6000                       $[*]
-------------------------------------------------------------------------------
8000 OC3ATM-LR                               $8000                       $[*]
-------------------------------------------------------------------------------
ENH DS3 ATM                                  $3000                       $[*]
-------------------------------------------------------------------------------
ENH E3 ATM                                   $3000                       $[*]
-------------------------------------------------------------------------------
ENH OC3 ATM MM                               $4000                       $[*]
-------------------------------------------------------------------------------
ENH OC3ATM SM-IR                             $6000                       $[*]
-------------------------------------------------------------------------------
ENH OC3ATM SM-LR                             $8000                       $[*]
-------------------------------------------------------------------------------
8000 ENET                                     $300                       $[*]
-------------------------------------------------------------------------------
8000 FAST ENET-1                              $750                       $[*]
-------------------------------------------------------------------------------
8000 FAST ENET-4                             $3000                       $[*]
-------------------------------------------------------------------------------
8000 TRN                                     $1000                       $[*]
-------------------------------------------------------------------------------
8000 FDDI-SAS                                $5000                       $[*]
-------------------------------------------------------------------------------
8000 FDDI-DAS                                $8000                       $[*]
-------------------------------------------------------------------------------
8000 SBP                                       $50                       $[*]
-------------------------------------------------------------------------------
8000 RM-19                                    $250                       $[*]
-------------------------------------------------------------------------------
8000 RM-23                                    $250                       $[*]
-------------------------------------------------------------------------------
8000 SUG V2.0                                 $100                       $[*]
-------------------------------------------------------------------------------
8000 SUG-DISK V2.0                             $50                       $[*]
-------------------------------------------------------------------------------
8000 AC PWR                                   $595                       $[*]
-------------------------------------------------------------------------------
8000 DUAL AC PWR                             $3895                       $[*]
-------------------------------------------------------------------------------
8000 DUAL DC PWR                             $4395                       $[*]
-------------------------------------------------------------------------------
8000 FAN                                      $250                       $[*]
-------------------------------------------------------------------------------
8000 CPU FAN                                  $250                       $[*]
-------------------------------------------------------------------------------
8 MEG SIMM                                    $400                       $[*]
-------------------------------------------------------------------------------
32 MEG UPG                                    $400                       $[*]
-------------------------------------------------------------------------------
SYSTEM STATUS CARD                            2595                        [*]
-------------------------------------------------------------------------------
CABLE/CONNECTOR                                120                        [*]
ASSEMBLY
-------------------------------------------------------------------------------
8000 MB ASSY                                  3995                       $[*]
-------------------------------------------------------------------------------
SS-UK-Support                                                        $[*] pa**
-------------------------------------------------------------------------------
SS-UK-Update                                              [*]% Unit List price
                                                                          pa**
-------------------------------------------------------------------------------
Products for Testing Purposes            As above              [*]% off the US
as per article 15                                                  list prices
-------------------------------------------------------------------------------

*    Significant Orders - In the event of that Siemens receives a customer order


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                 CONFIDENTIAL


     which it considers to be significant, Siemens may request that Sonoma increases the discounts set out above. Sonoma shall consider whether or not to apply additional discounts to such orders and if so, the level of any such additional discounts.

**   Support Fees - Support fees shall comprise the following elements:

     (a) USD [*] annual fee payable yearly. The first payment shall become due and payable on the date of this Agreement and subsequent payments shall become due and payable on each anniversary of this Agreement; and

     (b) [*] per cent of the US list price for each of the Contractual Products supplied by Sonoma from time to time. The first payment for UK Support & Updates for Contractual Products supplied from the date of this Agreement shall become due and payable on 1 January 1999.
     Subsequent payments for all Contractual Products which have been supplied under this Agreement from time to time shall become due and payable on each anniversary of this date, and shall be invoiced quarterly in advance.

     (c) The support fees shall be payable for the period of this Agreement and thereafter for so long as Sonoma is obliged under this Agreement to continue to provide support.


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  CONFIDENTIAL


                                     ANNEX 5

                         Software Correction Procedures

1.) Siemens has a priority system which reports priorities from (P1) through (P4) where (P1) represents the highest priority, defined as follows:

      (a) A "P1" problem exists if as a result of execution of the Software, a user's system is: (i) inoperative; or (ii) experiencing severe intermittent problems; or (iii) unsafe; or (iv) experiencing a unique problem which is the equivalent of the foregoing.

      (b) A "P2" problem exists if as a result of execution of the Software, a user's system is: (i) experiencing a critical degradation of performance or function; or (ii) experiencing significant intermittent problems; or (iii) experiencing a unique problem which is the equivalent of the foregoing.

      (c) A "P3" problem exists if, as a result of execution of the Software, a user's system is: (i) experiencing a non-critical degradation of performance or function; or (ii) experiencing minor intermittent problems.

      (d) A "P4" problem exists if a user's system is operational and: (i) is experiencing a problem which has been bypassed and is under evaluation; or (ii) if there is a problem with Documentation.

2.) When Siemens advises Sonoma that a P1-P4 problem exists, Sonoma shall use its reasonable endeavours to provide a fix or a workaround for such problem within the time periods set forth below:

      P1 - 1      to 3 calendar days;
      P2 - 4      to 6 calendar days;
      P3 and P4 - within the period of the next regularly scheduled Sonoma system maintenance release, not to exceed one hundred and eighty (180) days after notification.

3.) Together with each Software patch Sonoma shall provide the following information:

      -           reference to the fault notification
      -           name of the Software which is corrected
      -           name/number of the patch
      -           procedure for incorporation of the patch into the Software
      - dependencies (NOT INDEPENDENCIES) of the patch with respect to other software, hardware, firmware, other patches

                                 CONFIDENTIAL


      -           reference to successful test of the patch.

4.) Sonoma's Software patches must be in a form which can be installed without interruption of the operation of the Contractual Products. If the Contractual Product is operated from a remote operation and maintenance facility the patches must be in a form which can be installed from the OEM facility.

5.) Upon Siemens' request Sonoma shall make available a list which shows all available patches.

                                 CONFIDENTIAL


                                    ANNEX 6


                           SOFTWARE MAINTENANCE SERVICE


In consideration of Siemens payment to Sonoma of the service and support fees set forth in Annex 4, Sonoma agrees to render support services to Siemens.

1.  SUPPORT HOTLINE

1.1. Telephone consultation

        Sonoma will provide direct support of Siemens' trained and certified personnel in the form of phone and related (e-mail, fax, etc.) support during Siemens' regular business hours.

1.2. A technical support hotline to Sonoma's (location) offices support staff shall be available during Siemens regular UK business hours (from 08.30 to 17.30).

2. UPDATES

2.1. Sonoma will provide maintenance support for Software during the period a maintenance agreement is in effect. Sonoma will notify Siemens of, and Sonoma will send to Siemens, all available software releases related to the Software. These potentially could include, but are not necessarily limited to, maintenance releases, corrections, modifications and changes or work-arounds.

2.2. During the period a maintenance and support agreement is in effect, support shall be provided for (in addition to the current version of the Software) the next previous version of Software for 24 months after a subsequent version of the Software is released by Siemens or Siemens' Subsidiary Companies to its customers.


4. CODE FIXES

4.1. Sonoma will deliver solutions for all P1 through P4 code problems in accordance with Section 3.0 of this Annex 6.


5. DOCUMENTATION

5.1 Sonoma will provide to Siemens the documentation required to describe technical solutions and/or work arounds for P1 through P4 software problems at the same time Sonoma provides the software resolving such software problems.

                                 CONFIDENTIAL


                                    ANNEX 8

                                EMERGENCY STOCK

Subject to payment by Siemens of the carrying charge referred to below, Sonoma agrees to maintain a complete set of spares of the Sonoma equipment that Siemens has sold and installed at its customer sites.

The initial stock will consist of one (1) unit of each of the contractual units.

Based on periodic reviews, the quantities of emergency stock will be revised based on mutual agreement by both parties.

Siemens shall pay to Sonoma a monthly carrying charge of one per cent of the discounted list price for each of the spares or Contractual Products retained by Sonoma as emergency stock. Sonoma shall invoice such amount to Siemens in advance and such payments shall become due 30 days from the date of Sonoma's invoice.